EXHIBIT 21
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                           LIST OF SUBSIDIARIES
                           --------------------


      Name of Company                                 Where Organized
      ---------------                                 ---------------

1.    AMF Energy, Inc.                                Delaware
2.    AMF Foods, LLC                                  Delaware
3.    AMF Merchandising Corporation                   Delaware
4.    DC Distribution, LLC                            Illinois
5.    EC Managers, Inc.                               Delaware
6.    Kaanapali Land Management Corporation           Hawaii
7.    Kaanapali Farm Services, Inc.                   Hawaii
8.    Kaanapali Realty LLC                            Delaware
9.    KCF-1, LLC                                      Hawaii
10.   KDCW, Inc.                                      Delaware
11.   KLC Holding Corp.                               Delaware
12.   KLC Land Company, LLC                           Hawaii
13.   NB Lot 2, LLC                                   Delaware
14.   NB Lot 3, LLC                                   Delaware
15.   NB Lot 4, LLC                                   Delaware
16.   Oahu Distribution, Inc.                         Hawaii
17.   Oahu MS Development Corp.                       Hawaii
18.   Oahu Sugar Company, LLC                         Hawaii
19.   Pioneer Mill Company, LLC                       Hawaii
20.   PM Land Company, LLC                            Delaware
21.   Waikele Golf Manager, LLC                       Delaware
22.   Waikele Golf Course, LLC                        Delaware
23.   WG Land, LLC                                    Delaware